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April 19, 2021 Fact Sheet Delek US Holdings, Inc.

2 Disclaimers Forward Looking Statements: Delek US Holdings, Inc. (“Delek US”) and Delek Logistics Partners, LP (“Delek Logistics”; and collectively with Delek US, “we” or “our”) are traded on the New York Stock Exchange in the United States under the symbols “DK” and ”DKL”, respectively. These slides and any accompanying oral and written presentations contain forward-looking statements within the meaning of federal securities laws that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, the statements regarding the following: financial and operating guidance for future and uncompleted financial periods; financial strength and flexibility; potential for and projections of growth; return of cash to shareholders, stock repurchases and the payment of dividends, including the amount and timing thereof; cost reductions; crude oil throughput; crude oil market trends, including production, quality, pricing, demand, imports, exports and transportation costs; light production from shale plays and Permian growth; the performance of our joint venture investments, including Red River and Wink to Webster, and the benefits, flexibility, returns and EBITDA therefrom; the potential for, and estimates of cost savings and other benefits from, acquisitions, divestitures, dropdowns and financing activities; divestiture of non-core assets and matters pertaining thereto; the attainment of certain regulatory benefits; long-term value creation from capital allocation; execution of strategic initiatives and the benefits therefrom, including cash flow stability from business model transition; and access to crude oil and the benefits therefrom. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "appears," "projects" and similar expressions, as well as statements in future tense, identify forward-looking statements. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: uncertainty related to timing and amount of value returned to shareholders; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, including uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; uncertainty relating to the impact of the COVID-19 pandemic on the demand for crude oil, refined products and transportation and storage services; Delek US’s ability to realize cost reductions; risks related to Delek US’s exposure to Permian Basin crude oil, such as supply, pricing, production and transportation capacity; gains and losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability of the Wink to Webster joint venture to construct the long-haul pipeline; the ability of the Red River joint venture to expand the Red River pipeline; the ability to grow the Big Spring Gathering System; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks contained in Delek US’s and Delek Logistics’ filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results, and will not be accurate indications of the times at which, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements. Additional Information: Delek US has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for Delek US’s 2021 Annual Meeting (the “Definitive Proxy Statement”). Delek US, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the company’s shareholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, DELEK US SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the names of Delek US’s directors and executive officers and their respective interests in Delek US by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the Delek US’s 2021 Annual Meeting are included in the Definitive Proxy Statement. Shareholders may obtain a copy of the Definitive Proxy Statement, any supplements to the proxy statement and other documents filed by Delek US with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on Delek US’s website at http://www.delekus.com. Non-GAAP Disclosures: Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with U.S. GAAP (United States generally accepted accounting principles). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include: • Earnings before interest, taxes, depreciation and amortization (“EBITDA”) - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets (with respect to Delek Logistics’ EBITDA); and • Adjusted Segment Earnings - calculated as reported GAAP contribution margin (or revenue less cost of materials and other and operating expenses) less estimated general and administrative expenses specific to the segment (and excluding allocations of corporate general and administrative expenses), adjusted to include gain (loss) from disposal of property and equipment, and adjusted to reflect the relevant Adjusting items (defined above). While this measure does not exactly represent EBITDA, it may be considered a reasonably comparable measure to EBITDA, in that it includes all identified material cash income and expense items, and excludes depreciation, amortization, interest and income taxes. This definition of Adjusted Segment Earnings (or, individually, Adjusted Refining Segment Earnings, Adjusted {Logistics] Midstream Segment Earnings or Adjusted Retail Segment Earnings) is specific to this communication only and the exhibits referenced herein, and may not correlate to the use of the term ‘Adjusted Contribution Margin’ or ‘Adjusted Segment Contribution Margin’ as a non-GAAP measure in other of our filings with the SEC. Accordingly, always refer to the respective Non-GAAP Disclosures section, included in each of our filings that contain non-GAAP measures, for more information regarding the use of and definition of non-GAAP measures and terms, as they relate to that specific SEC filing. We believe these non-GAAP measures are useful to investors, lenders, ratings agencies and analysts to assess our financial results and ongoing performance in certain segments because, when reconciled to their most comparable GAAP financial measure, they provide important information regarding trends that may aid in evaluating our performance as well improved relevant comparability between periods, to peers or to market metrics. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect contribution margin, operating income (loss), and net income (loss). These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because the non-GAAP measures referenced above may be defined differently by other companies in its industry, Delek US’s definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in the appendix for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

3 Delek’s Board and management have a track record of successfully managing the business – running operations efficiently, actively managing the portfolio, investing in growth, maintaining a strong balance sheet and returning capital to shareholders. Our successful execution has translated into substantial shareholder value, with a total shareholder return that has outperformed peers(1), including CVR, by 49%(2) over the last five years. Last year, CVR acquired a ~15% position in Delek with the stated purpose of an acquisition. However, as Delek has outperformed CVR, CVR has turned its attention away from an acquisition. Without prior notice to Delek, CVR launched a proxy contest to replace three of our directors with longstanding friends and former colleagues of CVR’s CEO David Lamp. While Delek has sought to find a constructive resolution with CVR and avoid a proxy contest, CVR has consistently made it clear that any settlement would require a repurchase of some amount of its shares. At first, CVR insisted that Delek repurchase a significant portion of the shares held by CVR. Later, CVR demanded we sell our Retail business to fund a self-tender offer. No matter which way CVR characterizes it, our conclusion is the same – it is not in our shareholders’ best interest to undermine the value creation potential of our business to facilitate CVR’s exit from our stock. In pursuing its self-serving campaign, CVR has tried to weave a fictional narrative based on inaccurate assertions and mischaracterizations in a cynical effort to build support for its agenda and undermine investor support for Delek’s Board and management team. The following presentation is intended to set the record straight. Here are the facts. CVR Is Pushing Its Self-Serving Agenda at the Expense of Delek Shareholders – Here Are the Facts (1) Peer set includes CVR Energy, Inc., HollyFrontier Corporation, Marathon Petroleum Corporation, Par Pacific Holdings, Inc., PBF Energy Inc., Phillips 66 and Valero Energy Corporation (2) FactSet as of 4/16/2021. TSR calculated based on price performance of stock over given time period and assumes all dividends are reinvested

Our Priority Is Delivering Value for Our Shareholders


5-Year TSR(1)
64%
15%
13%
Delek
Peer Average(1)
CVR

- ✓ **Returned ~$900 million** in capital to shareholders in the last five years
- ✓ **Simplified debt structure** generating substantial interest expense savings
- ✓ **Acquired Alon USA and delivered over $100 million of synergies**
- ✓ **Simplified corporate structure** with Alon USA Partners transaction
- ✓ **Divested Bakersfield refinery** for $40 million eliminating ~$14 million of annual operating expenses and overhead
- ✓ **Divested underperforming assets** including Paramount, CA/AltAir Renewables, West Coast Asphalt terminals, Long Beach, CA, collectively removing ~$35 million of annual carrying costs
- ✓ **Installed Krotz Springs alkylation unit** estimated to generate ~$50 million EBITDA
- ✓ **Completed Red River expansion** projected to generate $20-$25 million incremental EBITDA
- ✓ **Invested in Wink to Webster pipeline** along with Exxon, Lotus Midstream, MPLX/Delek US JV, Plains and Rattler Midstream
- ✓ **Unlocked Big Spring logistics value** via drop down to DKL
- ✓ **Simplified DKL's capital structure** through elimination of IDRs
- ✓ **Grew Adjusted Retail Segment Earnings** from $29 million in 2016 to $47 million in 2020
- ✓ **Constructed three new retail stores** expected to generate over 25% IRR, with more new stores to come
- ✓ **Sold MAPCO retail** network for $535 million at a 12.7x[2] forecasted store-level EBITDA multiple

(1) FactSet as of 4/16/2021; peer set includes: CVR Energy, Inc., HollyFrontier Corporation, Marathon Petroleum Corporation, Par Pacific Holdings, Inc., PBF Energy Inc., Phillips 66 and Valero Energy Corporation. Based on peer groups used by Wall Street Research. TSR calculated based on price performance of stock over given time period and assumes all dividends are reinvested
(2) Based on midpoint of pre-disposition EBITDA guidance provided for MAPCO Express retail assets

4

CVR’s Objectives CVR is seeking a repurchase of its Delek shares  CVR was originally interested in an acquisition of Delek until it became less attractive due to Delek’s share price outperformance (the exchange ratio implied by the relative share prices has moved ~53% from March 20, 2020 until today)(1)(2)  In negotiations, CVR consistently focused on a repurchase of its Delek shares and/or actions to facilitate it CVR’s Nominees CVR’s nominees have longstanding ties with CVR’s CEO raising serious questions  Nominees appear to have been selected based on their relationships with CVR’s CEO David Lamp, calling into question their independence from CVR and their alignment with the interests of the other Delek shareholders  Bob Kent overlapped with Lamp for 19 years at Koch  Randy Balhorn overlapped with Lamp for 17 years at Koch  George Damiris overlapped with Lamp for 20 years, including 13 at Koch and 7 at HollyFrontier / Holly where Damiris also reported to Lamp Board Independence CVR’s claim that our Board is “entrenched” is unfounded  Delek’s average tenure for non-executive directors is 4.5 years (less than CVR’s average) and the average tenure of the Delek directors targeted by CVR is 7.3 years, below the S&P 500 average of 7.9 years  Three independent directors have joined the Board since February 2019  CVR’s allegation that Mr. Wiessman and Mr. Yemin had a relationship before Delek’s acquisition of Alon is false 5 CVR’s Interests Are Short-Term and Self-Serving Source: FactSet as of 4/16/2021 (1) See “Purpose of Transaction” of Schedule 13D filed on 3/19/2020; See also, CVR Energy’s Q1 2020 earnings call, which occurred on 5/7/2020; CVR Energy’s Q2 2020 earnings call, which occurred on 8/4/2020; CVR Energy’s Q3 2020 earnings call, which occurred on 11/3/2020; Bank of America Leveraged Finance Virtual Conference, which occurred on 12/1/2020; CVR Letter to Delek of Schedule 13D filed 1/14/2021 (2) Illustrative transaction exchange ratio assuming closing share prices for Delek and CVR on 3/20/2020 and 4/16/2021 were 0.751x and 1.148x, respectively Average Overlap with CVR’s CEO ~19 Years

6 Retail Business CVR is demanding that we sell our Retail business prematurely at the expense of Delek shareholders  Delek was started as a retail company; management and certain Board members have extensive expertise in retail  Previous MAPCO sale demonstrates willingness to actively manage the portfolio and obtain a premium valuation multiple  Organic growth options provide some of the most attractive rates of return within the portfolio  Existing asset base is fairly immature; proving the “NTI” concept should drive EBITDA growth AND enhance shareholder value  Delek’s Board conducts a continuing review of Retail including with the assistance of external advisors Refinery Optionality CVR fails to recognize the positive economics at the El Dorado and Krotz Springs refineries  Proactive steps to alter the operating model at Krotz Springs were enacted in 4Q20  Recent turnaround activity at both El Dorado and Krotz Springs leaves no major planned maintenance expected at either facility for multiple years  Both facilities are positioned to operate profitably under prevailing margin environment with further upside if/when markets improve  Delek de-carbonization committee continues to evaluate alternative options for all Delek facilities including renewable diesel, waste to fuel, carbon capture, etc.  Shutting down or converting El Dorado and Krotz Springs as CVR has suggested would directly benefit CVR’s business and Mid- Continental market share while denying potential upside to Delek shareholders Supply and Trading CVR’s insistence on divesting our supply and trading business is self-serving  Our supply and trading business is highly integrated and generates value for our other businesses  Helps us procure feedstock and supply product at advantaged pricing, enhancing margins  “Capital light” business that does not put our balance sheet flexibility at risk  CVR is a direct competitor in crude oil purchasing / gathering in Oklahoma and West Texas and light-products marketing in Oklahoma and Arkansas  Ceasing our supply and trading activities in these markets would benefit CVR, not Delek shareholders Presence in Arizona CVR fails to recognize Delek’s focus on pursuing the most profitable opportunities  We continuously evaluate our operations and opportunities to expand to other markets and pursue the highest risk-adjusted return opportunities  Delivery of product into local and export markets is often more attractive to Delek than delivery into the Arizona market given: (i) Arizona’s more stringent product specification requirements and (ii) high transportation costs to access the Arizona market  However, Delek does market its products in Arizona when economical and in 2020 we sold ~15.5 million fuel gallons in Arizona Delek Is Actively Managing Its Portfolio Toward the Most Attractive Opportunities

Delek Has Continued to Focus on Efficient Operations and Reducing Costs

G&A Reductions

CVR's claims regarding G&A expenses are incorrect

- CVR stated incorrectly that our G&A in 2020 had exceeded 2016 pro forma levels

> × G&A expenses for 2020 increased to 2016 pro forma levels following Alon merger ($248.3mm for 2020 v. $106.1mm for 2016) despite touted synergies and nearly $250 million in back-office capital expenditures **(CVR Presentation)**

- The combined G&A of Delek and Alon in 2016 was $300mm, rather than the $106mm referenced by CVR, compared to Delek's G&A in 2020 of $248mm
  - We have reduced our G&A by ~17% since 2016, achieving our synergy targets and additional cost reductions

Historical G&A Expenses ($mm)



(~17%)
$300
$194
$106
$248
$238
2016 Pro Forma Combined G&A
2020A
2021E

Corporate Capital Expenditures

CVR has mischaracterized our corporate capital expenditures

- CVR erroneously concludes that our "Corporate and Other" category of capital expenditures is "back-office"-related; on the contrary, a substantial portion of these capital expenditures is related to growth projects
- Our corporate capital expenditures in 2018, 2019 and 2020 included publicly disclosed expenditures for the Big Spring Gathering System(2); excluding the Big Spring Gathering System, expenditures total less than $20mm per year from 2017 to 2020

Corporate Capital Expenditures ($mm)



$19
$92
$79
$13
$131
$128
$3
$14
$12
$2
2017
2018
2019
2020
Big Spring Gathering System(2)
Other Corporate Capital Expenditures

Low-Cost Refining Operator

Delek has consistently been a low-cost refining operator

- CVR recognizes Delek as a low-cost refining operator in its own investor presentation (March 2021)



Consolidated Low-Cost Operator(1)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$ per barrel
DK
VLO
PARR
CVI
PSX
MPC
HFC
PBF
FY2020
4Q20

(1) Operating expenses based on per barrel of total throughput for the last twelve months ended December 31, 2020
(2) Cumulative capital expenditures related to the Big Spring Gathering System totaled approximately $207 million and $219 million as of December 31, 2019 and March 31, 2020, respectively, as reflected on the audited financial statements as of and for the year ended December 31, 2019 and the unaudited financial statements as of and for the year ended March 31, 2020, as filed on Form 8-K/A on June 11, 2020, the majority of which were included in the dropdown to the Logistics segment on March 31, 2020

7

Our Dropdowns to DKL and the Current DKL Structure Create Value and Provide Optionality

Dropdowns to DKL

CVR inaccurately claims, with no evidence, that we sold assets at low multiples to DKL

- All dropdowns to DKL were executed at market-based, competitive multiples of projected EBITDA:

	Precedent Multiples	Delek's Completed Dropdowns[1]			
Storage / Terminals	7.5x to 9.5x[2]	**2013** 9.0x 2.0mm barrels of refined products storage	**2014** 9.5x 158 storage tanks & products terminal	**2015** 9.2x El Dorado Rail Offloading Facility & Tyler Crude Oil Storage Tank	**2018** 7.8x Big Spring Storage tanks, NGL storage and asphalt/light product terminals
Trucking	5.0x to 6.0x[3]	**2020** 5.6x Trucking assets	*"While the multiple is low, **context matters**. DK is dropping down trucking assets which **would skew lower on the quality spectrum**"* – Credit Suisse (May 2020)		
Gathering	7.5x to 9.5x[4]	**2020** 4.7x[5] → 9.4x[6] Big Spring Gathering System	*This dropdown bolstered Delek liquidity during COVID-19 market dislocation and was completed at 4.7x[5] EBITDA multiple. The value of the equity consideration has increased by ~$146 million, implying an EBITDA transaction multiple of 9.4x[6]*		

Benefits of DKL Structure

CVR fails to recognize the optionality that the DKL structure provides to Delek shareholders

- The current structure has driven value for Delek shareholders as the total unitholder return for DKL is 246% since its IPO
- We believe any potential divestiture of Delek's DKL common units would generate value for Delek through cash proceeds and balance sheet flexibility, while DKL would benefit from improved liquidity/float
- Alternatives for value creation are regularly reviewed, but we believe our current structure provides the most value for shareholders at this time

Dropdowns to DKL have provided substantial value to Delek shareholders and the current structure provides an attractive alternative financing vehicle and acquisition currency

Source: FactSet as of 4/16/2021, Company filings, Wall Street Research

(1) All completed dropdowns were priced based on forecasted EBITDA for the respective assets as of the respective dropdown transaction dates

(2) Storage / Terminal Precedents (Acquiror / Asset (Seller)): Plains All American Pipeline / Formed a 50/50 joint venture, Cushing Connect Pipeline & Terminal LLC (Holly Energy Partners LP); Tallgrass Energy / Acquires 38% interest in Deeprock North terminal (Kinder Morgan Inc.); Andeavor Logistics LP / Anacortes Logistics Assets (Andeavor); Blueknight Energy Partners, L.P. / Asphalt terminal in Bainbridge, Georgia (Ergon, Inc.); Martin Midstream Partners LP / Asphalt terminal facility in Hondo, Texas (Martin Resource Management Corporation); Phillips 66 Partners / 30 crude oil, refined products and natural gas liquids logistics assets (Phillips 66); Valero Energy Partners / Meraux and Three Rivers Terminal services business (Valero Energy Corp.); Valero Energy Partners LP / McKee Terminal Services Business (Valero Energy Corporation); Phillips 66 Partners LP / 25% Controlling Interest in Phillips 66 Sweeny Frac LLC (Phillips 66); Tallgrass Energy Partners, LP / Tallgrass Terminals, LLC and Tallgrss NatGas Operator, LLC; Blueknight Energy Partners, L.P. / Nine asphalt and emulsions terminals (Ergon, Inc.); World Point Terminals LP / Two terminals with storage capability for asphalt, crude oil, distillates and residual fuels in Mobile, Alabama (NuStar Energy L.P.)

(3) Trucking Precedents (Acquiror / Asset (Seller)): Martin Midstream Partners L.P. / Martin Transport, Inc. (Martin Resource Management Corporation; Delek Logistics Partners LP / FRANK Thompson Transport; Rose Rock Midstream, LP / Crude oil trucking assets (Barcas Field Services LLC); Global Partners LP / 60% membership interest in Basin Transload LLC

(4) Gathering Precedents (Acquiror / Asset (Seller)): Noble Midstream Partners LP / Additional interest in gathering assets in Delaware and DJ Basins (Noble Energy); PBF Logistics / San Joaquin Valley Pipeline (PBF Energy); EnLink Midstream Partners, LP and EnLink Midstream, LLC / LPC Crude Oil Marketing LLC

(5) Includes share price value as of 3/31/2020, the date of the transaction

(6) Includes share price value as of 4/16/2021

Delek US

8

Incentives Aligned with Performance

Executive Compensation

CVR's claims regarding Delek's compensation framework are inaccurate

- Average CEO compensation since 2013 is one of the lowest among peers
- Incentives are aligned with our strategy and shareholder value creation, are variable and performance-based and developed in coordination with an independent compensation consultant
- >95% support for say-on-pay in each year since 2017

> **"Delek was the best CEO bargain, for shareholder return vs CEO pay"**
> *– Mizuho Research's Paul Sankey describing Delek's CEO (9/11/2019)*

Avg. Annual Total CEO Compensation ($mm)



Over the past 8 years
$24
$19
$18
$9
$8
$7
$7
$2
Phillips 66
Valero
Marathon
HollyFrontier
PBF Energy
Delek
CVR(1)
Par Pacific

IDRs

CVR's claims about the equity interest in DKL's GP granted to Mr. Yemin are an attempt to distract shareholders

- The grant of the equity interests in DKL's GP, which owned the incentive distribution rights ("IDRs") in DKL, was made in 2013 and disclosed as compensation when issued and the payments to related parties, including Mr. Yemin, were disclosed when they were paid
- The grant was designed to incentivize Mr. Yemin, as Chairman and CEO of Delek and DKL, to increase DKL value – which he did
- In 2020, Delek and DKL eliminated the IDRs owned by DKL's GP in a transaction that was similar to those executed by many MLPs (more than 20 MLPs have eliminated their IDRs since 2016)

DKL EBITDA Growth ($mm)



23% CAGR
$59
$245
2013
2020

DKL's TSR[2] (Since IPO)



246%
26%
DKL
Peer Average(3)

Source: FactSet as of 4/16/2021, Alerian
(1) Average CEO compensation for CVR Energy is calculated over the past seven years as CVR has yet to release FY 2020 compensation data
(2) TSR is calculated from 11/2/2012 to 4/16/2021; TSR calculated based on price performance of stock over given time period and assumes all dividends are reinvested
(3) Peer set includes Enterprise Products Partners L.P., Holly Energy Partners, L.P., Magellan Midstream Partners, L.P., MPLX LP, Plains All American Pipeline, L.P., PBF Logistics LP and Phillips 66 Partners LP

9

10 “It is ironic that CVI claims DK ‘desperately needs a new strategic direction’ despite the two companies operating in essentially the same business, in the same markets, at the same scale. CVI’s letter could have been motivated to push DK to close a plant in a market CVI is exposed to, or conversely to improve the share price to a point from which it can unload its stake… Regardless, DK has already taken steps to improve its business, including eliminating the dividend, reducing costs, and pulling back on Krotz operations. We expect the company to continue to be proactive in the downturn.” – Cowen (1/14/2021) “Given recent cuts in the dividend, capex and opex, DK has addressed near-term risks. Its low-risk and low-cost entry to renewable diesel offers favorable risk/reward and is consistent with our Overweight rating. Its MLP subsidiary offers and retail ops offer consistent performance and CFFO stability.” – Wells Fargo (2/23/2021) “DK has recently strengthened its Board of Directors, adding members of diverse backgrounds that should help evolve the company beyond traditional oil and gas. In that sense we view the recommendations of major shareholder CVR Energy as somewhat redundant as downstream/oil and gas expertise is already covered by current members.” – Mizuho (3/17/2021) “We see management undertaking value enhancing initiatives to eliminate the valuation discount, with an emphasis on capturing the full chain of opportunity available.” – Raymond James (4/7/2021) Note: Permission to quote was neither sought nor provided Research Analyst Observations “DK is taking necessary measures to manage through a volatile period… We expect DK to make it to the other side of a challenging period, with potential to deploy capital in multiple enhancing opportunities.” – Cowen (11/5/2020) “The thesis for DK continues to be centered on improving cracks as a function of demand recovery, the option in the Bakersfield renewable diesel project, and the value in the logistics and retail businesses.” – Heikkinen (2/23/2021) “We think continued growth in DK’s less noted midstream and retail segments should drive a growing focus on SOTP, supporting valuation.” – Raymond James (1/10/2020) “Delek US Holdings (DK) remains our favorite SMID-cap refiner.” “Delek remains focused on continuing its industry-leading unit operating cost structure, while also optimizing each asset for long-term free cash flow generation.” – Raymond James (3/3/2021) “[DK’s] MLP subsidiary offers additional growth while its retail ops offer consistent performance.” – Wells Fargo (6/9/2020)

Appendix

12 Reconciliation of GAAP to Non-GAAP Delek Logistics Partners, LP Reconciliation of Amounts Reported Under U.S. GAAP (In millions) 2020 2013 Reconciliation of Net Income to EBITDA: Net income $159.3 $40.9 Add: Income tax expense 0.2 0.8 Depreciation and amortization 35.7 12.4 Amortization of customer contract intangible assets 7.2 - Interest expense, net 42.9 4.6 EBITDA $245.3 $58.7 Year Ended December 31,

13 Reconciliation of GAAP to Non-GAAP (Cont’d) Retail Segment Reconciliation of Amounts Reported Under U.S. GAAP (In millions) 2020 2019 2018 Reconciliation of Contribution Margin to Adjusted Retail Segment Earnings: Contribution Margin $67.6 $58.5 $58.9 $26.8 Less: General and administrative expenses 20.5 23.8 23.2 9.8 Add: Gain on sale of assets 0.1 3.0 1.2 - Adjusted Retail Segment Earnings $47.2 $37.7 $36.9 $17.0 Year Ended December 31, Period from July 1, 2017 to December 31, 2017

14 Reconciliation of GAAP to Non-GAAP (Cont’d) Retail Segment - Pre-Acquisition Reconciliation of Amounts Reported Under U.S. GAAP (In millions) 2016 Net Revenue $398.6 $731.7 Operating costs and expenses (excluding depreciation and amortization): Cost of materials 325.9 588.8 Selling general and administrative expenses 54.6 114.3 Total operating costs and expenses 380.5 703.1 Gain on sale of assets 1.1 0.4 Adjusted Retail Segment Earnings $19.2 $29.0 Period from January 1, 2017 to June 30, 2017 (1) For the annual period ended December 31, 2016, the Pre-acquisition Alon Adjusted Retail Segment Earnings was derived from the Annual Report on Form 10-K filed by Alon and incorporated by reference into Delek’s 2016 Annual Report on Form 10-K, and for the six months ended June 30, 2017, the Pre-acquisition Alon Adjusted Retail Segment Earnings was derived from Exhibit 99.3 Alon Supplemental information, filed as an exhibit to Delek’s Form 8-K filed on August 3, 2017 related to the significant acquisition of Alon. In those respective filings, Alon did not present Contribution Margin as a GAAP measure for its retail segment (as defined by Alon, which is not believed to be materially different from Delek’s definition and, therefore, hereafter also referred to as “Retail Segment”). As a result, we have calculated Adjusted Retail Segment Earnings for the pre-acquisition periods using the income statement items that were disclosed for the Retail Segment by Alon. Note that the pre-acquisition period presentation of Adjusted Retail Segment Earnings is based on accounting policies as elected and applied by Alon, which may differ from accounting policies used post-acquisition by Delek and reflected in Delek’s post-acquisition Adjusted Retail Segment Earnings (1)

Investor Relations Contacts Blake Fernandez SVP IR/Market Intelligence 615-224-1312